SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

       / /      Preliminary proxy statement
       / /      Definitive proxy statement
       /X/      Definitive additional materials
       / /      Soliciting material pursuant to Rule 14a-11(c) or Rule 14(a)-12


                    MEDICAL IMAGING CENTERS OF AMERICA, INC.
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                  (Name of Registrant as Specified in Charter)


                            STEEL PARTNERS COMMITTEE
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                   (Name of Person(s) filing Proxy Statement)


         Payment of filing fee (check the appropriate box):

        / /      $125 per Exchange  Act Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or
                 14a-6(j)(2).

        /X/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

        / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

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        (2)      Aggregate number of securities to which transaction applies:

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        (3)      Per  unit  price  or  other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11: (1)


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        (4)      Proposed maximum aggregate value of transaction:
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(1)  Set   forth  the   amount   on  which  the   filing   fee  is   calculated
and  state  how  it was determined.

        /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:


         $500
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         (2)      Form, schedule or registration statement no.:



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         (3)      Filing party:



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         (4)      Date filed:



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                                       -2-

CONTACTS FOR STEEL PARTNERS:
Daniel Burch (212) 929-5748
Jeanne Carr (212) 929-5916


FOR IMMEDIATE RELEASE:

            CALIFORNIA FEDERAL COURT DENIES MEDICAL IMAGING'S APPEAL; MOVES FORWARD DATE FOR STEEL PARTNERS' MOTION TO DISMISS

New York, New York -- February 8, 1996 -- STEEL PARTNERS II, L.P., a New York based investment partnership, announced today that a federal district court in San Diego, California had denied the appeal of Medical Imaging Centers of America, Inc. ("NASDAQ; MIGA") from an earlier order denying Medical Imaging's application for expedited discovery in a contest for corporate control. The ruling by Judge Brewster of the U.S. District Court for the Southern District of California affirmed a Magistrate Judge's earlier finding that Medical Imaging had been unable to show that it would be "unduly prejudiced" by a stay of discovery.

Steel Partners also announced that the District Court moved up to February 14, 1996, the date for its hearing on Steel Partners' motion to dismiss Medical Imaging's original law suit. The Court also scheduled a hearing on a motion by Medical Imaging for a preliminary injunction, if the case is not dismissed, for February 23, 1996.

David Bamberger of Olshan Grundman Frome & Rosenzweig LLP, attorneys for Steel Partners stated, "We are pleased that Judge Brewster interpreted recent amendments to the federal securities law as we believe Congress intended."

Steel Partners is soliciting proxies from Medical Imaging's stockholders to replace the present Board of Directors.

The Steel Partners Committee is made up of Steel Partners and Steel Partners Services, Ltd. The members of the Committee hold 527,682 shares, or 19.9%, of Medical Imaging's common stock. The Committee's nominees for election to the board of directors of Medical Imaging are Warren Lichtenstein, Lawrence Butler, Jack L. Howard, David C. Flaugh and Steven Wolosky.

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